UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 August 3, 2000



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                             74-2584033
(Commission File Number)               (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788

Item 5.OTHER EVENTS

     Abraxas Petroleum Corporation ("Abraxas") has engaged Basil Street Company to provide financial advisory services. Abraxas will issue 750,000 warrants each exercisable for one share of common stock at an exercise price of $3.50 per share (an 85% premium to current market) in cash or a net number of shares through cashless exercise. The warrants have a four year term beginning August 1, 2000. No underwriter or placement agent was involved and Abraxas is relying on Section 4(2) of the Securities Act of 1933, as amended, for exemption from registration. In addition, Basil Street Company will receive a contingent cash payment based on the reduction in common shares actually issued pursuant to the Abraxas' outstanding contingent value rights. This reduction will be measured beginning on August 1, 2000 and the payment will not exceed a maximum of $450,000.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           ABRAXAS PETROLEUM CORPORATION


                           By:      ___________________________________
                                     Chris Williford
                                     Executive Vice President, Chief Financial
                                     Officer and Treasurer


Dated:    August 3, 2000